Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Aldabra 3 Acquisition Corp.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated December 28, 2007, on the financial statements of Aldabra 3 Acquisition Corp. as of November 15, 2007 and for the period from August 24, 2007 (inception) to November 15, 2007, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

McGLADREY & PULLEN, LLP

New York, New York
December 28, 2007